EXHIBIT 5.1

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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

OPINION OF DAVIS POLK & WARDWELL LLP

July 26, 2021

Xponential Fitness, Inc.
17877 Von Karman Ave, Suite 100

Irvine, CA 92614

Ladies and Gentlemen:

We have acted as special counsel to Xponential Fitness, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of 10,510,669 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.01 per share, of which 9,259,547 will be issuable pursuant to the Xponential Fitness, Inc. Omnibus Incentive Plan (the “LTIP”) and 1,251,122 will be issuable pursuant to the Xponential Fitness, Inc. Employee Stock Purchase Plan (the “ESPP” and collectively, with the LTIP, the “Plans”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued pursuant to the Plans upon receipt by the Company of the consideration for the Shares specified therein, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Davis Polk & Wardwell LLP